Exhibit 21

Name	Jurisdiction of Incorporation
4Oceans Limited (in liquidation)	England and Wales
Coelis S.A.S.	France
eNett International (Jersey) Limited	Jersey
eNett International (Singapore) Pte Ltd	Singapore
eNett International USA, LLC	Delaware
eNett International (UK) Ltd.	England and Wales
eNett International (Austria) GmbH	Austria
eNett International Pty Ltd	Australia
eNett International (NZ) Ltd.	New Zealand
eNett Services Pte Ltd	Singapore
eNett Services (Australia) Pty Ltd	Australia
Galileo Asia, LLC	Delaware
Galileo España S.L.	Spain
Galileo France S.a.r.l.	France
Galileo International BV	Netherlands
Galileo International Technology, LLC	Delaware
Galileo Latin America, L.L.C.	Delaware
Galileo Malaysia Limited	Hong Kong
Galileo Nederland II BV	Netherlands
Galileo Portugal Limited	England and Wales
HD Services S.r.l.	Italy
Hotelzon Romania s.r.l.	Romania
Locomote Holdings Pty. Ltd	Australia
Locomote IP Pty. Ltd.	Australia
Locomote Technologies Trading Pty. Ltd.	Australia
PSP-eNett Pty Ltd	Australia
Southern Cross Distribution Services (NZ) Limited	New Zealand
Southern Cross Distribution Systems Pty Limited	New South Wales, Australia
The Galileo Company	England and Wales
Timas Limited	Ireland
travel-IT Beteiligungsgesellschaft mbH	Germany
Travel Industries, Inc.	Delaware
Travelport Andina SAS	Colombia
Travelport Argentina S.R.L.	Argentina
Travelport Austria GmbH	Austria
Travelport Bahrain W.L.L.	Bahrain
Travelport Baltijia Sia	Latvia
Travelport (Beijing) Information Technology Co. Ltd.	Beijing
Travelport Belgium N.V.	Belgium
Travelport Brasil Soluç es em Viagens Ltda.	Brazil
Travelport Canada Distribution Systems, Inc.	Ontario, Canada
Travelport (Cayman) Ltd.	Cayman Islands
Travelport Corporate Finance PLC	England and Wales
Travelport Chile Limitada	Chile
Travelport Cyprus Limited	Cyprus
Travelport Denmark A/S.	Denmark
Travelport Deutschland GmbH	Germany

Travelport Digital Limited	Ireland
Travelport Digital (UK) Limited	England and Wales
Travelport Finance Limited	England and Wales
Travelport Finance (Luxembourg) S.a.r.l.	Luxembourg
Travelport Funding (Luxembourg) S.a.r.l.	Luxembourg
Travelport Global Distribution System B.V.	Netherlands
Travelport Global Limited	England and Wales
Travelport Guarantor LLC	Delaware
Travelport Group Investments Limited	England and Wales
Travelport Hellas Ypiresies Diethnon Taxiodiotikon
Pliroforion Monoprosopi Etaireia Periorismenis Efthynis	Greece
Travelport Hotelzon Finland OY	Finland
Travelport Hotelzon International (UK) Limited	England and Wales
Travelport Hotelzon Sweden AB	Sweden
Travelport Hotelzon UK Limited	England and Wales
Travelport Holdings, LLC	Delaware
Travelport Holdings Limited	Bermuda
Travelport Holdings (UK) Limited	England and Wales
Travelport Hungary Kft	Hungary
Travelport Inc.	Delaware
Travelport International Limited	England and Wales
Travelport International Management Limited	England and Wales
Travelport International Operations Limited	England and Wales
Travelport International Services, Inc.	Delaware
Travelport Investor (Luxembourg) Partnership S.E.C.S.	Luxembourg
Travelport Italia S.r.l.	Italy
Travelport Japan K.K.	Japan
Travelport Lebanon S.a.r.l.	Lebanon
Travelport LLC	Delaware
Travelport, LP	Delaware
Travelport Ltd.	Bermuda
Travelport Mexico S.A. de C.V.	Mexico
Travelport North America, Inc.	Delaware
Travelport Norway AS	Norway
Travelport Operations, Inc.	Delaware
Travelport Operations Limited	England and Wales
Travelport Payment Solutions Limited	England and Wales)
Travelport Payment Solutions Australia Pty. Ltd.	Australia
Travelport Peru S.R.L.	Peru
Travelport Poland Sp z.o.o.	Poland
Travelport Romania Services S.R.L.	Romania
Travelport Saudi Arabia Limited	Saudi Arabia
Travelport Services (Kenya) Limited	Kenya
Travelport Services Limited	England and Wales
Travelport Southern Africa (Proprietary) Limited	Southern Africa
Travelport Sweden AB	Sweden
Travelport Switzerland AG	Switzerland
Travelport Taiwan Co., Limited	Taiwan
Travelport Travel Commerce Platform Limited	England and Wales

Travelport (UK) Services Limited	England and Wales
Travelport Venezuela C.V.	Venezuela
Travel Service Fees Pty Ltd	Australia
Waltonville Limited	Gibraltar
Worldspan Technologies Inc.	Delaware
WS Financing Corp	Delaware
Worldspan Dutch Holdings B.V.	Netherlands
Worldspan LLC	Delaware
Worldspan S.A. Holdings II, LLC	Georgia
Worldspan iJet Holdings LLC	Delaware
Worldspan Open Table Holdings LLC, Inc.	Georgia
Worldspan XOL LLC	Georgia
Worldspan Viator Holdings, LLC	Delaware
Worldspan South American Holdings LLC	Georgia
Worldspan Services Costa Rica, SRL	Costa Rica
Worldspan Services Chile Limitada	Chile
Worldspan Digital Holdings, LLC	Delaware
Worldspan StoreMaker Holdings, LLC	Delaware